United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 15, 2009
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements
The Compensation Committee (the “Committee”) of the Board of Directors of Lender Processing Services, Inc. (the “Company”) approved raising the annual director retainer for the Company’s non-employee directors to $60,000 per annum. The Committee also raised board committee retainers to $8,000 per annum, audit committee retainers to $15,000 per annum and the audit committee chair retainer to $25,000 per annum.
The Committee also reviewed and approved a new compensation package for Lee A. Kennedy, the Company’s executive Chairman, effective as of September 15, 2009. The new compensation package will consist of an annual base salary of $250,000, a one-time bonus of $100,000, and a target annual bonus opportunity under the Company’s annual incentive plan of $250,000. Mr. Kennedy has served as executive Chairman of the Board of Directors since March 15, 2009 and as a director of the Company since May 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: September 21, 2009	By:	/s/ Francis K. Chan
Francis K. Chan
Executive Vice President and Chief Financial Officer